UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) September 8, 2009
HealthMarkets, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14953	75-2044750

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

9151 Boulevard 26, North Richland Hills, Texas	76180

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (817) 255-5200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On September 8, 2009, HealthMarkets, Inc. (the “Company”) entered into new employment agreements with each of Phillip Hildebrand, the Company’s Chief Executive Officer, Steven P. Erwin, the Company’s Executive Vice President and Chief Financial Officer, Anurag Chandra, the Company’s Executive Vice President and Chief Administrative Officer and B. Curtis Westen, the Company’s Executive Vice President and General Counsel.
In connection with their entry into these new employment agreements, each of the executives has agreed to forfeit the stock options previously granted to them by the Company and Messrs. Erwin and Westen have agreed that they will no longer be eligible to participate in the Company’s equity-based plans and programs.
Each of the agreements is effective as of September 8, 2009, supersedes the executive’s prior employment agreement with the Company and, in the case of Messrs. Hildebrand and Chandra, has the same initial term as the executive’s prior employment agreement with the Company (i.e., through June 4, 2011 for Mr. Hildebrand and through October 13, 2011 for Mr. Chandra). In the case of Messrs. Erwin and Westen, each of the agreements has an initial term through December 31, 2010 (modified from an initial term of three-years in each executive’s prior employment agreement with the Company). Each agreement will automatically renew for successive one-year terms unless either party notifies the other that it does not wish to renew the agreement.
The new employment agreements provide the following:
•	Annual base salaries for each of the executives at least equal to their current base salaries;
•	Messrs. Hildebrand, Erwin, Chandra and Westen will be entitled to minimum guaranteed bonuses of $2.4 million, $787,500, $750,000 and $712,500 for the Company’s 2009 fiscal year, respectively;
•	Mr. Hildebrand will have a target bonus opportunity of $2.4 million and a maximum bonus opportunity of $4.0 million for the Company’s 2009 fiscal year, and a target bonus opportunity of $1.6 million and a maximum bonus opportunity of $3.2 million thereafter;
•	Each of Messrs. Erwin, Chandra and Westen will have a target bonus opportunity of 150% and a maximum bonus opportunity of 250% of their respective base salaries for the Company’s 2009 fiscal year and a target bonus opportunity of 100% and a maximum bonus opportunity of 200% of their respective base salaries thereafter;
•	Each of the executives is eligible to receive a retention bonus of $1.0 million, subject to the executive’s continued employment with the Company through the earlier of December 31, 2010 or a change of control of the Company (respectively, the “Retention Bonus”);
•	Mr. Hildebrand is eligible to receive an additional bonus of up to $3.0 million and each of Messrs. Erwin, Chandra and Westen are eligible to receive an additional bonus of up to $1.0 million, in each case, subject to the Company’s achievement of certain strategic objectives (respectively, the “Strategic Opportunity Bonus”);

•	The initial long-term incentive awards granted to each of the executives will remain outstanding and Messrs. Hildebrand and Chandra will receive cash long-term incentive awards of $1.2 million and $100,000, respectively, with respect to the Company’s 2009 fiscal year, which will generally vest in three equal installments in 2010, 2011 and 2012 on the respective anniversary of the executive’s commencement of employment with the Company;
•	The executives will continue to be eligible to participate in the Company’s incentive and deferred compensation plans and programs and any employee benefit plans and perquisites programs provided by the Company from time to time to similarly situated employees; and
•	Messrs. Hildebrand and Chandra will continue to be eligible to participate in the Company’s equity-based plans and programs.
The Company has agreed to grant Messrs. Hildebrand and Chandra an option to purchase 506,650 and 303,990 shares of the Company’s Class A-1 common stock, respectively, and 506,650 and 303,990 restricted shares of the Company’s Class A-1 common stock, respectively. The Company has also agreed to grant Mr. Hildebrand a special restricted share award in respect of 25,862 shares of the Company’s Class A-1 common stock. These equity awards will generally be void if the Company does not obtain shareholder approval of the grants by the earlier of a change of control of the Company or December 31, 2009.
•	The options granted to Messrs. Hildebrand and Chandra will vest in quarterly installments, through June 4, 2014, in each case, subject to the executive’s continued employment through the applicable vesting date (subject to earlier vesting in the case of certain qualifying terminations);
•	Subject to the achievement of certain performance goals by September 8, 2010, the restricted shares granted to Messrs. Hildebrand and Chandra (other than the special restricted shares granted to Mr. Hildebrand) will vest on the same schedule as the stock options granted to them; and
•	The special restricted shares granted to Mr. Hildebrand will vest as to one-third of the shares subject to the grant on the date the award becomes effective (as described above), and will otherwise be subject to quarterly vesting through June 4, 2012, in each case, subject to Mr. Hildebrand’s continued employment through the applicable vesting date (subject to earlier vesting in the case of certain qualifying terminations).
If Mr. Hildebrand’s or Mr. Chandra’s employment is terminated by the Company without “Cause” (as defined in each agreement) or by the executive for “Good Reason” (as defined in each agreement), subject to the executive’s execution and non-revocation of a release of claims, the executive will be entitled to the following payments and benefits:
•	an amount equal to the sum of (i) one years’ base salary and (ii) one times his target bonus for the year of termination;

•	12 months of continued health and life insurance benefits;

•	to the extent then unvested and unpaid, the executive’s initial long-term incentive award will vest and be paid to him;

•	Mr. Hildebrand’s special restricted share award will vest in full;

•	the other awards granted to the executives in connection with their entry into these new employment agreements that would have vested if the executives had remained employed through the first anniversary of the date of termination will vest on the date of termination and all vested options will remain exercisable until the earlier of the expiration of the original term or the first anniversary of the date of termination;

•	If the termination occurs in connection with a change of control, the equity awards granted to Messrs. Hildebrand and Chandra will be treated as if they had fully vested as of the date of the change of control; and

•	Mr. Hildebrand remains entitled to relocation, at his choice, to either Arizona or Utah on the same terms as he was relocated to the Dallas/Ft. Worth area if his employment is terminated without Cause or for Good Reason on or prior to June 4, 2011.
In addition, each of the executives is entitled to the following payments and benefits if his employment is terminated by the Company without “Cause” (as defined in each agreement) or by the executive for “Good Reason” (as defined in each agreement), subject to the executive’s execution and non-revocation of a release of claims:
•	if the termination occurs after the last day of the first quarter of any fiscal year, a pro-rata bonus, based upon the achievement of the applicable performance goals and the number of days the executive was employed in the applicable performance period;

•	the executive’s Retention Bonus will vest on the date of termination and be paid to the executive within 30 days of the date of termination; and

•	the executive will remain entitled to his Strategic Opportunity Bonus to the extent the applicable performance goals are achieved.
The new employment agreements contain the same or substantially similar put and call rights (to the extent applicable), golden parachute excise tax provisions, restrictive covenant provisions and set-off provisions as the executives’ previous employment agreements with the Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHMARKETS, INC.

By: Name:	/s/ RICHARD E. BIERMAN Richard E. Bierman
Title:	Vice President & Associate General Counsel
Date: September 14, 2009

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